UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

On April 9, 2007 we filed a Form 8-K disclosing our acquisition of three waterparks and four theme parks from an affiliate of PARC Management, LLC. The Form 8-K is hereby amended to include the required financial information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Selected Parks Operations of Six Flags, Inc.

Combined Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006

Combined Income Statements (unaudited) for the three months ended March 31, 2007 and 2006

Combined Statements of Cash Flows (unaudited) for the three months ended March 31, 2006 and 2006

Notes to Combined Financial Statements

Combined Financial Statements for the Years Ended December 31, 2006, 2005 and 2004

Independent Auditors’ Report

Combined Balance Sheets

Combined Statements of Income

Combined Statements of Group Equity

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information of CNL Income Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie Quinlan
	Name:	Tammie Quinlan
	Title:	Chief Financial Officer

2

I NDEX TO FINANCIAL STATEMENTS

Page

Selected Parks Operations of Six Flags, Inc.

Combined Financial Statements

Combined Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006	F –1

Combined Income Statements (unaudited) for the Three months ended March 31, 2007 and 2006	F –2

Combined Statements of Cash Flows (unaudited) for the Three months ended March 31, 2007 and 2006	F – 3

Notes to Combined Financial Statements	F – 4

Combined Financial Statements for the Years Ended December 31, 2006, 2005 and 2004

Independent Auditors’ Report	F – 7

Combined Balance Sheets	F – 8

Combined Statements of Income	F – 9

Combined Statements of Group Equity	F –10

Combined Statements of Cash Flows	F –11

Notes to Combined Financial Statements	F –12

CNL Income Properties, Inc.

Pro Forma Consolidated Financial Information:

Unaudited Pro Forma Consolidated Financial Information	F – 23

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007	F – 24

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007	F – 25

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	F – 26

Notes to Unaudited Pro Forma Consolidated Financial Statements	F – 27

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Balance Sheets

	March 31, 2007 (unaudited)	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$1,559,000	1,638,000
Accounts receivable	92,000	307,000
Inventories	3,547,000	2,858,000
Prepaid expenses and other current assets	2,257,000	2,008,000
Deferred income taxes	1,961,000	1,849,000

Total current assets	9,416,000	8,660,000

Deposits and other assets	1,161,000	1,161,000
Property and equipment, at cost	362,075,000	361,196,000
Less accumulated depreciation	154,119,000	150,102,000

Total property and equipment	207,956,000	211,094,000

Total assets	$218,533,000	220,915,000

Liabilities and Group Equity
Current liabilities:
Accounts payable	$1,167,000	1,225,000
Other accrued liabilities	1,373,000	1,575,000
Accrued compensation, payroll taxes, and benefits	781,000	1,101,000
Accrued insurance	63,000	83,000
Deferred income	1,655,000	276,000

Total current liabilities	5,039,000	4,260,000
Other long-term liabilities	4,302,000	4,160,000
Deferred income taxes	49,491,000	50,069,000

Total liabilities	58,832,000	58,489,000
Total group equity	159,701,000	162,426,000

Total liabilities and group equity	$218,533,000	220,915,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Income

Three months ended March 31, 2007 and 2006

(unaudited)

	2007	2006
Revenue:
Theme park admissions	$109,000	—
Theme park food, merchandise, and other	184,000	687,000

Total revenue	293,000	687,000

Operating costs and expenses:
Operating expenses	8,770,000	9,330,000
Selling, general, and administrative	3,965,000	3,880,000
Costs of products sold	76,000	4,000
Depreciation	4,017,000	3,910,000
Loss on fixed assets	—	461,000

Total operating costs and expenses	16,828,000	17,585,000

Loss from operations	(16,535,000)	(16,898,000)

Other income (expense):
Interest expense – parent	(1,614,000)	(2,017,000)
Interest income	0	1,000

Total other income (expense)	(1,614,000)	(2,016,000)

Loss before income taxes	(18,149,000)	(18,914,000)
Income tax benefit	(7,019,000)	(7,284,000)

Net loss	$(11,130,000)	(11,630,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Cash Flows

Three months ended March 31, 2007 and 2006

(unaudited)

	2007	2006
Cash flows from operating activities:
Net loss	$(11,130,000)	(11,630,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,017,000	3,910,000
Loss on disposal of assets	0	461,000
Decrease in accounts receivable	215,000	401,000
Increase in inventories, prepaid expenses and other current assets	(938,000)	(2,494,000)
Increase in accounts payable, deferred income, accrued liabilities, and other long-term liabilities	921,000	2,929,000
Deferred income taxes	(690,000)	1,049,000

Total adjustments	3,525,000	6,256,000

Net cash used in operating activities	(7,605,000)	(5,374,000)

Cash flows from investing activities:
Additions to property and equipment	(879,000)	(2,571,000)

Net cash used in investing activities	(879,000)	(2,571,000)

Cash flows from financing activities:
Net distributions from Six Flags, Inc.	8,405,000	7,771,000

Net cash provided by financing activities	8,405,000	7,771,000

Decrease in cash and cash equivalents	(79,000)	(174,000)
Cash and cash equivalents, beginning of year	1,638,000	1,157,000

Cash and cash equivalents, end of period	$1,559,000	983,000

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,000	1,000

Supplemental disclosure of non-cash investing activities:
Transfer of property and equipment from (to) Six Flags, Inc.	$—	3,710,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

(1)	Business and Basis of Presentation

On January 11, 2007, Six Flags, Inc. (Six Flags) announced that it had agreed to sell to a third party a select group of theme parks and water parks (the Selected Parks Operations) for $275 million in cash and a $37 million note receivable. The sale was completed on April 6, 2007. The businesses included in the Selected Parks Operations are as follows:

Six Flags Elitch Gardens	Theme Park	Denver, Colorado
Six Flags Darien Lake	Theme Park	Buffalo, New York
Frontier City	Theme Park	Oklahoma City, Oklahoma
White Water Bay	Water Park	Oklahoma City, Oklahoma
Enchanted Village	Theme/Water Park	Seattle, Washington
Splashtown	Water Park	Houston, Texas
Six Flags Waterworld	Water Park	Concord, California

The accompanying combined financial statements have been presented on a carve-out basis, with the assets, liabilities, results of operations and cash flows of the Selected Parks Operations combined from different legal entities, all of which are indirect wholly-owned subsidiaries of Six Flags. The combined financial statements include allocations of certain Six Flags corporate expenses and intercompany interest charges (see note 3). Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Parks Operations results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Parks Operations had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, Six Flags’ net investment in the Selected Parks Operations is shown as “group equity.”

The accompanying combined financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 are unaudited, but include all adjustments (which are normal and recurring) that are, in the opinion of management, necessary to present a fair presentation of the financial results as of March 31, 2007 and for the three months ended March 31, 2007 and 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the Selected Parks Operations December 31, 2006 financial statements and notes thereto, included elsewhere in this Form 8-K.

The results of operations are not necessarily indicative of the results expected for the full year. In particular, the park operations contribute a significant majority of their annual revenue during the period from Memorial Day to Labor Day each year, while certain level of expenses is incurred year round.

(2)	Summary of Significant Accounting Policies

(a)	Property and Equipment

Rides and attractions are depreciated using the straight-line method over 5-25 years. Land improvements are depreciated using the straight-line method over 10-15 years. Buildings and improvements are depreciated over their estimated useful lives of approximately 30 years by use of the straight-line method. Furniture and equipment are depreciated using the straight-line method over 5-10 years.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

Maintenance and repairs are charged directly to expense as incurred, while betterments and renewals are generally capitalized as property and equipment. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized.

(b)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or group of assets to future net cash flows expected to be generated by the asset or group of assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(c)	Revenue Recognition

Revenue is recognized upon admission into the parks, provision of services, or when products are delivered to the customer. For season pass and other multi-use admissions, revenue is recognized over the relevant period based on estimated customer usage.

(d)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)	Income Taxes

Income taxes as presented are calculated on a separate return basis, although the Selected Parks Operations operating results are included in the consolidated federal and certain combined or consolidated state tax returns of Six Flags. Six Flags manages its tax position for the benefit of its entire portfolio of parks, and, as such, the assumptions, methodologies, and calculations made for purposes of determining the Selected Parks Operations tax provision and related tax accounts in the combined financial statements may differ from those made by Six Flags and, in addition, are not necessarily reflective of the tax strategies that the Selected Parks Operations would have followed as a separate stand-alone company.

Income taxes are accounted for under the asset and liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets such as net operating losses carried forward that are not expected to be realized before their statutory expiration.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

(3)	Related Party Transactions

The Selected Parks Operations is wholly owned by Six Flags and its subsidiaries, and reflects transactions with Six Flags for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations, payment of taxes on income and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from Six Flags has been classified as “group equity”.

Six Flags has allocated to the Selected Parks Operations certain overhead costs associated with marketing, general and administrative services, including human resources, legal, financial, communications and technological support. The combined financial statements reflect expenses which were allocated based on specific identification of costs, relative share of park earnings before interest, taxes, depreciation and amortization, and the relative share of certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Parks Operations expenses as a stand-alone company may be different from those reflected in the combined statements of income.

Selling, general and administrative expenses are comprised of the following:

	2007	2006
Direct costs	$2,458	1,888
Allocated Six Flags overhead	1,507	1,992

Total	$3,965	3,880

Included in direct costs are marketing and advertising expenses, workers’ compensation, general liability and property insurance, legal costs, consulting services, audit fees and travel and entertainment expenses for park personnel.

During 2007 and 2006, Six Flags recorded interest on amounts due to/from certain entities whose primary assets and liabilities have been included in the Selected Parks Operations. The combined statements of income reflect these historical net interest charges.

(4)	Commitments and Contingencies

Six Flags is party to a license agreement (the U.S. License Agreement) pursuant to which they have the exclusive right on a long term basis to theme park use in the United States (excluding the Las Vegas, Nevada metropolitan area) of all animated, cartoon and comic book characters that Warner Bros. and DC Comics have the right to license for such use. The license fee is subject to periodic scheduled increases and is payable on a per-theme park basis. The right to use the characters under the license agreement would not be available to the parks of the Selected Park Operations if they were no longer owned or operated by Six Flags.

Six Flags and the Selected Parks Operations are party to various other legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve amounts that would be material to the combined financial position, results of operations, or cash flows after consideration of recorded accruals.

Independent Auditors’ Report

The Board of Directors

Six Flags, Inc.:

We have audited the accompanying combined balance sheets of Selected Parks Operations of Six Flags, Inc. (Selected Parks Operations) as described in Note 1 to the combined financial statements as of December 31, 2006 and 2005, and the related combined statements of income, group equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These combined financial statements are the responsibility of Six Flags, Inc.’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Selected Parks Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Selected Parks Operations of Six Flags, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, as of January 1, 2006, the Selected Parks Operations adopted Statement of Financial Standards No. 123(R), “Share-Based Payment”.

/s/ KPMG LLP

Dallas, Texas

March 5, 2007

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$1,638,000	1,157,000
Accounts receivable	307,000	467,000
Inventories	2,858,000	2,935,000
Prepaid expenses and other current assets	2,008,000	1,708,000
Deferred income taxes	1,849,000	2,591,000

Total current assets	8,660,000	8,858,000

Deposits and other assets	1,161,000	1,161,000
Property and equipment, at cost	361,196,000	347,780,000
Less accumulated depreciation	150,102,000	132,062,000

Total property and equipment	211,094,000	215,718,000

Total assets	$220,915,000	225,737,000

Liabilities and Group Equity
Current liabilities:
Accounts payable	$1,225,000	1,155,000
Other accrued liabilities	1,575,000	1,829,000
Accrued compensation, payroll taxes, and benefits	1,101,000	1,241,000
Accrued insurance	83,000	115,000
Deferred income	276,000	374,000

Total current liabilities	4,260,000	4,714,000
Other long-term liabilities	4,160,000	3,540,000
Deferred income taxes	50,069,000	52,377,000

Total liabilities	58,489,000	60,631,000
Total group equity	162,426,000	165,106,000

Total liabilities and group equity	$220,915,000	225,737,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Income

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Revenue:
Theme park admissions	$59,619,000	63,532,000	55,841,000
Theme park food, merchandise, and other	55,398,000	60,265,000	55,164,000

Total revenue	115,017,000	123,797,000	111,005,000

Operating costs and expenses:
Operating expenses	60,687,000	58,793,000	54,160,000
Selling, general, and administrative	21,708,000	19,156,000	20,493,000
Costs of products sold	10,209,000	11,169,000	10,079,000
Depreciation	15,419,000	16,494,000	16,827,000
Amortization	—	9,000	18,000
Loss on fixed assets	865,000	1,114,000	1,474,000

Total operating costs and expenses	108,888,000	106,735,000	103,051,000

Income from operations	6,129,000	17,062,000	7,954,000

Other income (expense):
Interest expense – unrelated	—	(13,000)	(94,000)
Interest expense – parent	(7,620,000)	(9,205,000)	(10,832,000)
Interest income	1,000	3,000	5,000
Other revenue	1,000	5,000	—

Total other income (expense)	(7,618,000)	(9,210,000)	(10,921,000)

Income (loss) before income taxes	(1,489,000)	7,852,000	(2,967,000)
Income tax expense (benefit)	(633,000)	2,873,000	(1,331,000)

Net income (loss)	$(856,000)	4,979,000	(1,636,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Group Equity

Years ended December 31, 2006, 2005, and 2004

Total
Balance, December 31, 2003	$184,128,000
Net loss	(1,636,000)
Net distributions to Six Flags, Inc.	(9,661,000)

Balance, December 31, 2004	172,831,000
Net income	4,979,000
Net distributions to Six Flags, Inc.	(12,704,000)

Balance, December 31, 2005	165,106,000
Net loss	(856,000)
Net distributions to Six Flags, Inc.	(1,824,000)

Balance, December 31, 2006	$162,426,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Cash Flows

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$(856,000)	4,979,000	(1,636,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,419,000	16,503,000	16,845,000
Loss on disposal of assets	865,000	1,114,000	1,474,000
Decrease in accounts receivable	160,000	254,000	4,205,000
(Increase) decrease in inventories and prepaid expenses and other current assets	(223,000)	355,000	(1,077,000)
Increase (decrease) in accounts payable, deferred income, accrued liabilities, and other long-term liabilities	167,000	1,752,000	(786,000)
Deferred income taxes	(1,566,000)	(3,594,000)	(1,206,000)

Total adjustments	14,822,000	16,384,000	19,455,000

Net cash provided by operating activities	13,966,000	21,363,000	17,819,000

Cash flows from investing activities:
Additions to property and equipment	(6,739,000)	(8,163,000)	(8,649,000)
Proceeds from sale of assets	—	67,000	1,000

Net cash used in investing activities	(6,739,000)	(8,096,000)	(8,648,000)

Cash flows from financing activities:
Repayment of long-term debt	—	(26,000)	(36,000)
Net distributions to Six Flags, Inc.	(6,746,000)	(13,126,000)	(9,646,000)

Net cash used in financing activities	(6,746,000)	(13,152,000)	(9,682,000)

Increase (decrease) in cash and cash equivalents	481,000	115,000	(511,000)
Cash and cash equivalents, beginning of year	1,157,000	1,042,000	1,553,000

Cash and cash equivalents, end of year	$1,638,000	1,157,000	1,042,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	13,000	94,000

Cash paid for income taxes	$1,000	74,000	90,000

Supplemental disclosure of non-cash investing activities:
Transfer of property and equipment from (to) Six Flags, Inc.	$4,922,000	422,000	(15,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(1)	Business and Basis of Presentation

On January 11, 2007, Six Flags, Inc. (Six Flags) announced that it had agreed to sell to a third party a select group of theme parks and water parks (the Selected Parks Operations) for $275 million in cash and a $37 million note receivable. The sale is subject to customary closing conditions, and is expected to be completed in March 2007. The businesses included in the Selected Parks Operations are as follows:

Six Flags Elitch Gardens	Theme Park	Denver, Colorado
Six Flags Darien Lake	Theme Park	Buffalo, New York
Frontier City	Theme Park	Oklahoma City, Oklahoma
White Water Bay	Water Park	Oklahoma City, Oklahoma
Enchanted Village	Theme/Water Park	Seattle, Washington
Splashtown	Water Park	Houston, Texas
Six Flags Waterworld	Water Park	Concord, California

The accompanying combined financial statements have been presented on a carve-out basis, with the assets, liabilities, results of operations and cash flows of the Selected Parks Operations combined from different legal entities, all of which are indirect wholly-owned subsidiaries of Six Flags. The combined financial statements include allocations of certain Six Flags corporate expenses and intercompany interest charges (see note 3). Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Parks Operations results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Parks Operations had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, Six Flags’ net investment in the Selected Parks Operations is shown as “group equity.” Other transactions with Six Flags and related parties are presented in note 3.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents

For purposes of the combined statements of cash flows, all highly liquid investments with maturities of three months or less are classified as cash equivalents.

(b)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market value and primarily consist of products for resale including merchandise and food and miscellaneous supplies. Costs of goods sold for the year ended December 31, 2005 include approximately $226 associated with a valuation allowance related to slow moving inventory. In December 2006, the Selected Parks Operations sold its remaining obsolete inventory to a third party.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(c)	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include $1,079 and $680 of spare parts inventory for existing rides and attractions at December 31, 2006 and 2005, respectively. These items are expensed as the repair or maintenance of rides and attractions occur.

(d)	Advertising Costs

Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising, promotion, and marketing programs are charged to operations when incurred. The amounts capitalized at year end are included in prepaid expenses.

Advertising and promotions expense was $6,662, $9,222, and $10,604 during the years ended December 31, 2006, 2005, and 2004, respectively.

(e)	Property and Equipment

Rides and attractions are depreciated using the straight-line method over 5-25 years. Land improvements are depreciated using the straight-line method over 10-15 years. Buildings and improvements are depreciated over their estimated useful lives of approximately 30 years by use of the straight-line method. Furniture and equipment are depreciated using the straight-line method over 5-10 years.

Maintenance and repairs are charged directly to expense as incurred, while betterments and renewals are generally capitalized as property and equipment. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized.

(f)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or group of assets to future net cash flows expected to be generated by the asset or group of assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)	Revenue Recognition

Revenue is recognized upon admission into the parks, provision of services, or when products are delivered to the customer. For season pass and other multi-use admissions, revenue is recognized over the relevant period based on estimated customer usage.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(h)	Income Taxes

Income taxes as presented are calculated on a separate return basis, although the Selected Parks Operations operating results are included in the consolidated federal and certain combined or consolidated state tax returns of Six Flags. Six Flags manages its tax position for the benefit of its entire portfolio of parks, and, as such, the assumptions, methodologies, and calculations made for purposes of determining the Selected Parks Operations tax provision and related tax accounts in the combined financial statements may differ from those made by Six Flags and, in addition, are not necessarily reflective of the tax strategies that the Selected Parks Operations would have followed as a separate stand-alone company.

Income taxes are accounted for under the asset and liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets such as net operating losses carried forward that are not expected to be realized before their statutory expiration.

(i)	Stock Compensation

The accounting for stock option plans for 2005 and 2004 has been based on the intrinsic-value based method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. Under this method, compensation expense for unconditional employee stock options is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price (See note 2(k) for discussion on the impact of adopting SFAS No. 123(R), “Share-Based Payment” at the beginning of 2006).

Certain members of Six Flags management and professional staff, including employees of the Selected Parks Operations, have been issued seven-year options to purchase common shares of Six Flags under the 2004, 2001, 1998, 1996, 1995, and 1993 Stock Option and Incentive Plans (collectively, the “Option Plans”). Through December 31, 2005, all stock options granted under the Option Plans have been granted with an exercise price equal to the underlying stock’s fair value at the date of grant. Options generally may be exercised on a cumulative basis with 20% of the total exercisable on the date of issuance and with an additional 20% being available for exercise on each of the succeeding anniversary dates. Any unexercised portion of the options will automatically terminate upon the seventh anniversary of the issuance date or following termination of employment.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

The estimated fair value of options granted was calculated using the Black-Scholes option pricing valuation model. This model takes into account several factors and assumptions. The risk-free interest rate is based on the yield on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumption at the time of grant. The expected life (estimated period of time outstanding) is estimated using the contractual term of the option and the historical effects of employees’ expected exercise and post-vesting employment termination behavior. Expected volatility was calculated based on historical volatility for a period equal to the stock option’s expected life, calculated on a daily basis in 2006 and monthly basis in 2005 and 2004. The expected dividend yield is based on expected dividends for the expected term of the stock options.

No compensation cost has been recognized for the stock options in the combined financial statements for 2005 and 2004. Had compensation cost based on the fair value at the grant date for all unconditional stock options under SFAS No. 123 been recognized, net income would have been decreased to the pro forma amounts below:

	2005	2004
Net income (loss):	$4,979	$(1,636)
As reported
Deduct: Total stock-based employee compensation expense for employees of the Selected Parks Operations, net of related tax effects	10	10
Deduct: Impact of stock-based employee compensation expense for Six Flags employees on costs allocated to the Selected Parks Operations, net of related tax effects	55	66

Pro forma	$4,914	$(1,712)

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Stock option activity during the years indicated is as follows:

	Selected Parks Operations Employees		Six Flags Employees included in Costs Allocated to Selected Parks Operations
	Number of shares	Weighted- average exercise price ($)	Number of shares	Weighted- average exercise price ($)
Balance, December 31, 2003	551,800	20.52	1,945,000	19.95
Forfeited	109,400	19.79	324,000	21.59

Balance, December 31, 2004	442,400	20.70	1,621,000	19.63
Exercised	15,000	5.21	—	—
Forfeited	6,000	25.00	40,000	19.38
Expired	187,400	17.50	480,000	17.50

Balance, December 31, 2005	234,000	24.15	1,101,000	20.56
Issued	—	—	1,105,000	8.38
Exercised	5,000	5.21	—	—
Forfeited	97,000	23.98	460,000	19.68
Expired	132,000	25.00	380,000	25.00

Balance, December 31, 2006	—	—	1,366,000	9.77

At December 31, 2006, there were no outstanding options for Selected Parks Operations employees. The range of exercise prices and weighted-average remaining contractual life of outstanding options for Six Flags employees whose salaries are included in costs allocated to the Selected Parks Operations was $5.06 to $20.00 and 7.3 years, respectively.

At December 31, 2006, 2005, and 2004, options exercisable were 0, 230,000, and 485,400 respectively, and weighted-average exercise price of those options was $0, $24.48, and $20.95, respectively for options of the Selected Parks Operations employees. For Six Flags employees whose salaries are included in costs allocated to the Selected Parks Operations, options exercisable at December 31, 2006, 2005, and 2004 were 546,000, 1,027,000, and 1,423,600, respectively, and weighted-average exercise price of those options was $12.11, $21.06, and $20.43, respectively.

(j)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(k)	Impact of Recently Issued Accounting Pronouncements

In December 2004, the FASB published SFAS No. 123(R) “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. Six Flags and the Selected Parks Operations adopted SFAS No. 123(R) at the beginning of 2006, and $0 thousand of share-based compensation expense was recognized in the 2006 Selected Parks Operations’ income statement for its employees. Additionally, $619 of share-based compensation expense was recognized as part of the cost of Six Flags employees allocated to the Selected Parks Operations.

SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share based payment transactions with employees. However, SFAS No. 123 permitted entities the option of continuing to apply the guidance in APB 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. As allowed, Six Flags and the Selected Parks Operations have historically accounted for stock options using the accounting principles of APB 25.

(l)	Fair Value of Financial Instruments

Management of the Selected Parks Operations has estimated the fair value of its financial instruments in accordance with SFAS No. 107, “Disclosure about Fair Value of Financial Instruments”. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities, and accrued compensation, payroll taxes, and benefits approximate fair value because of the short maturity of these instruments.

(3)	Related Party Transactions

The Selected Parks Operations is wholly owned by Six Flags and its subsidiaries, and reflects transactions with Six Flags for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations, payment of taxes on income and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from Six Flags has been classified as “group equity”.

Six Flags collects sponsorship revenues under various contracts from third-party companies to promote their respective products, services and brands. Included in other theme park revenues for 2006, 2005, and 2004 are $2,488, $2,035, and $2,671 of allocated sponsorship revenues, respectively. The benefits of the Six Flags sponsorship contracts would not be available to the Selected Parks Operations if they were no longer owned by Six Flags.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Six Flags has allocated to the Selected Parks Operations certain overhead costs associated with marketing, general and administrative services, including human resources, legal, financial, communications and technological support. The combined financial statements reflect expenses which were allocated based on specific identification of costs, relative share of park earnings before interest, taxes, depreciation and amortization, and the relative share of certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Parks Operations expenses as a stand-alone company may be different from those reflected in the combined statements of income.

Selling, general and administrative expenses are comprised of the following:

	2006	2005	2004
Direct costs	$14,797	16,849	18,374
Allocated Six Flags overhead	6,911	2,307	2,119

Total	$21,708	19,156	20,493

Included in direct costs are marketing and advertising expenses, workers’ compensation, general liability and property insurance, legal costs, consulting services, audit fees and travel and entertainment expenses for park personnel.

The Selected Parks Operations obtains insurance for workers’ compensation, general liability, property and other insurance through Six Flags. The insurance is charged to the Selected Parks Operations based on claims experience, reserves for self-insured retention recorded at Six Flags, and the premiums paid to third parties. Insurance expense allocated was $2,743, $3,937, and $4,272 for 2006, 2005, and 2004, respectively. Management believes that the methodologies used to allocate insurance costs to the Selected Parks Operations are reasonable. However, insurance expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

During 2006, 2005, and 2004, Six Flags recorded interest on amounts due to/from certain entities whose primary assets and liabilities have been included in the Selected Parks Operations. The combined statements of income reflect these historical net interest charges.

The interest-bearing amount due to the parent of the Selected Parks Operations and non-interest bearing portions of group equity are as follows:

	2006	2005	2004
Net due to parent, interest at 10% per annum	$60,809	75,628	96,328
Other advances and equity	101,617	89,478	76,503

Total group equity	$162,426	165,106	172,831

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(4)	Property and Equipment

Property and equipment, at cost, are classified as follows:

	2006	2005
Land	$21,612	21,612
Land improvements	50,790	49,054
Buildings and improvements	79,669	77,743
Rides and attractions	174,441	167,651
Equipment	34,684	31,720

Total	361,196	347,780
Less accumulated depreciation	150,102	132,062

	$211,094	215,718

(5)	Income Taxes

Income tax (expense) benefit allocated to operations for 2006, 2005, and 2004 consists of the following:

	Current	Deferred	Total
2006:
U.S. federal	$(876)	1,297	421
State and local	(57)	269	212

	$(933)	1,566	633

2005:
U.S. federal	$(5,730)	3,100	(2,630)
State and local	(737)	494	(243)

	$(6,467)	3,594	(2,873)

2004:
U.S. federal	$(49)	1,018	969
State and local	174	188	362

	$125	1,206	1,331

Recorded income tax expense differed for 2006, 2005, and 2004 from amounts computed by applying the U.S. federal income tax rate of 35% due to the effect of state and local income taxes, net of the federal tax benefit and the change in valuation allowance.

Deferred tax liabilities result from the financial carrying amounts for property and equipment and intangible assets being in excess of the tax bases in the corresponding assets. The majority of the property and equipment is depreciated over a 7-year period for tax reporting purposes and a longer 20-to-25 year period for financial reporting purposes.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Accrued insurance expenses, certain accrued bonuses and other compensation and other temporary differences represent future income tax deductions (i.e., deferred tax assets).

The tax effects of the temporary differences as of December 31, 2006 and 2005 are presented below:

	2006	2005
Deferred tax assets:
Accrued insurance losses	$1,876	2,281
Accrued bonuses and other compensation	136	397
Enchanted Village lease (see note 7)	1,456	1,239
New York State net operating loss carryforwards	1,503	1,399
Intangible assets and other	2,079	2,385

Total gross deferred tax assets	7,050	7,701
Less valuation allowance	1,503	1,399

Net deferred tax assets	5,547	6,302

Deferred tax liabilities:
Property and equipment	53,604	56,001
Other	163	87

Total deferred tax liabilities	53,767	56,088

Net deferred tax liabilities	$48,220	49,786

Current portion of net deferred tax assets	$1,849	2,591
Non-current portion of net deferred tax liabilities	(50,069)	(52,377)

	$(48,220)	(49,786)

As of December 31, 2006, approximately $30,794 of net operating loss carryforwards available for New York state income tax purposes expire through 2026. Due to historical net losses in New York, resulting primarily from interest expense on intercompany debt (see note 3), a valuation allowance for the entire amount of the net operating loss carryforwards is reflected above.

Tax filings for various periods are subjected to audit by tax authorities in most jurisdictions where the Selected Parks Operations conduct business. An audit may result in assessments of additional taxes that would be resolved with the authorities or potentially through the courts. The Selected Parks Operations has received tax questions from taxing authorities and is currently at varying states of the examination process regarding these matters.

Management believes that the Selected Parks Operations has substantial defenses to the matters being raised, and does not believe that an unfavorable outcome would be material to the financial position or operating results of the Selected Parks Operations. As an unfavorable outcome is not currently considered probable or its impact estimable, the combined financial statements do not reflect any additional taxes related to the audits.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(6)	Pension Benefits

The employees of the Selected Parks Operations participate in the Six Flags Defined Benefit Plan (the “Plan”). The Plan permits normal retirement at age 65, with early retirement at ages 55 through 64 upon attainment of ten years of credited service. The early retirement benefit is reduced for benefits commencing before age 62. Plan benefits are calculated according to a benefit formula based on age, average compensation over the highest consecutive five-year period during the employee’s last ten years of employment and years of service. Operating expenses include $320, $729, and $544 for 2006, 2005, and 2004, respectively, for the Plan benefits attributable to employees of the Selected Parks Operations. Additionally, Six Flags overhead costs allocated to the Selected Parks Operations (see note 3) include benefit costs of the Plan of $78, $133, and $134 for 2006, 2005, and 2004, respectively. The liabilities that are recorded by Six Flags related to the Plan have not been allocated to the Selected Parks Operations.

In February 2006, Six Flags announced that it was freezing the Plan, effective April 1, 2006, pursuant to which participants would no longer continue to earn future pension benefits. The Plan curtailment loss recorded upon the effective date of the freeze allocable to the cost of the employees of the Selected Parks Operations was $123.

Management believes that the methodologies used to allocate pension costs to the Selected Parks Operations are reasonable. However, pension expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

(7)	Commitments and Contingencies

The Selected Parks Operations leases the sites of Enchanted Village and Six Flags Waterworld/Concord. The Enchanted Village lease contains a base rent that is escalated annually at the greater rate of 3% or the change in the Consumer Price Index. Rent expense for the Enchanted Village lease is based on the minimum escalated rents over the lease term recognized annually on a straight-line basis. Other long-term liabilities at December 31, 2006 and 2005 include $4,160 and $3,540, respectively, of accrued straight-line rent. The Concord lease is based on a percentage of revenues, with a minimum annual rent of $100. During 2006, 2005, and 2004, the Selected Parks Operations recognized approximately $2,671, $2,660, and $2,612, respectively, of expense under these lease agreements. The Enchanted Village lease expires in December 2030 and is renewable for various periods through 2076. The Concord lease expires in January 2025, and is renewable for five five-year periods thereafter.

Total rental expense, including office space and park sites, was approximately $3,469, $3,361, and $3,274 for the years ended December 31, 2006, 2005, and 2004, respectively. Total rent incurred, without the effect of the straight-line recognition of future minimum rent escalations on the Enchanted Village lease, was $2,849, $2,689, and $2,552 for the same respective periods.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Future minimum obligations under noncancellable operating leases, including site leases, at December 31, 2006, are summarized as follows:

Year ending December 31,
2007	$2,218
2008	2,224
2009	2,175
2010	2,159
2011	2,153
2012 and thereafter	50,214

$61,143

Six Flags is party to a license agreement (the U.S. License Agreement) pursuant to which they have the exclusive right on a long term basis to theme park use in the United States (excluding the Las Vegas, Nevada metropolitan area) of all animated, cartoon and comic book characters that Warner Bros. and DC Comics have the right to license for such use. The license fee is subject to periodic scheduled increases and is payable on a per-theme park basis. The annual Six Flags expense for 2006, 2005, and 2004 was $3,500, $3,229, and $2,500, respectively, of which $500, $431, and $313, respectively, were allocated for use of characters to the Selected Parks Operations. The right to use the characters under the license agreement would not be available to the parks of the Selected Park Operations if they were no longer owned or operated by Six Flags.

Six Flags and the Selected Parks Operations are party to various other legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve amounts that would be material to the combined financial position, results of operations, or cash flows after consideration of recorded accruals.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the acquisition of the three waterparks and four themeparks (the “Parks”) described in Note (b) had occurred on March 31, 2007.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the three months ended March 31, 2007 and the year ended December 31, 2006, and include certain pro forma adjustments to illustrate the estimated effect of the transaction as if it had occurred on January 1, 2006.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007

(in thousands, except per share data)

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Real estate investment properties under operating leases, net	$674,610	$332,060	(b)	$1,006,670
Investment in unconsolidated entities	177,042	—		177,042
Mortgages and other notes receivable	119,431	—		119,431
Cash	328,334	(118,700	)(c)	209,634
Restricted cash	6,806	—		6,806
Accounts and other receivables	5,636	—		5,636
Intangibles, net	25,620	—		25,620
Deposits on pending real estate investments	17,000	(15,000	)(d)	2,000
Prepaid expenses and other assets	30,836	(5,360	)(b)	25,476

Total Assets	$1,385,315	$193,000		$1,578,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to affiliates	$13,350	—		$13,350
Line of credit	10,000	—		10,000
Mortgages and other notes payable	205,877	178,000	(e)	383,877
Security deposits	14,820	15,000	(c)	29,820
Accounts payable and accrued expenses	4,949	—		4,949

Total Liabilities	248,996	193,000		441,996

Commitment
Rescindable common stock (2,803 shares issued and outstanding)	27,998	—		27,998

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at March 31, 2007 130,231 shares issued and 129,829 shares outstanding (historical)	1,298	—		1,298
Capital in excess of par value	1,137,926	—		1,137,926
Accumulated earnings	33,847			33,847
Accumulated distributions	(63,254)	—		(63,254)
Accumulated other comprehensive loss	(1,496)	—		(1,496)

	1,108,321	—		1,108,321

Total Liabilities and Stockholders’ Equity	$1,385,315	$193,000		$1,578,315

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$16,566	$6,758	(2)	$23,805
		481	(3)
FF&E reserve income	3,363	774	(4)	4,137
Interest income on mortgage note receivable	3,079	—		3,079
Other operating income	1,019	—		1,019

	24,027	8,013		32,040

Expenses:
Asset management fee to advisor	2,786	830	(5)	3,616
General and administrative	3,136	481	(3)	3,617
Depreciation and amortization	10,145	3,864	(6)	14,009
Other operating expenses	975	—		975

	17,042	5,175		22,217

Operating income	6,985	2,838		9,823

Other income (expense):
Interest and other income	2,114	—		2,114
Interest expense and loan cost amortization	(1,441)	(3,181	)(7)	(4,622)
Equity in earnings of unconsolidated entities	904	—		904

Total other income (expense)	1,577	(3,181)		(1,604)

Net income	$8,562	$(343)		$8,219

Earnings Per Share of Common Stock (Basic and Diluted)	$0.07			$0.07

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	124,237			124,237

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues
Rental income from operating leases	$14,270	$27,032	(2)	$43,225
		1,923	(3)
FF&E reserve income	1,656	2,476	(4)	4,132
Interest income on mortgage note receivable	6,210	—		6,210
Other operating income	120	—		120

	22,256	31,431		53,687

Expenses:
Asset management fee to advisor	5,356	3,321	(5)	8,677
General and administrative	6,815	1,923	(3)	8,738
Depreciation and amortization	8,489	15,455	(6)	23,944
Other operating expenses	118	—		118

	20,778	20,699		41,477

Operating income	1,478	10,732		12,210

Other income (expense):
Interest and other income	7,890	—		7,890
Interest expense and loan cost amortization	(986)	(12,724	)(7)	(13,710)
Equity in earnings of unconsolidated entities	11,003	—		11,003

Total other income	17,907	(12,724)		5,183

Net income	$19,385	$(1,992)		$17,393

Earnings Per Share of Common Stock (Basic and Diluted)	$0.31			$0.27

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	62,461		(8)	64,951

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of March 31, 2007.

(b)	On April 6, 2007, the Company acquired a portfolio of three waterparks and four theme parks (the “Parks”) from an affiliate of PARC Management, LLC (“PARC Management”) for an aggregate purchase price of $312.0 million which consisted of $290.0 million in cash and a note payable for $22.0 million. The Company also entered into a commitment to obtain financing from a third-party lender in the amount of $156.0 million, which is expected to be close in the second half of 2007. The Company leased the parks to newly formed subsidiaries of PARC Management under a triple-net basis for an initial term of 22 years with three 10-year renewal options. The pro forma adjustment represents the purchase price of approximately $332.1 million, including closing cost of approximately $9.4 million, debt acquisition fees of approximately $5.3 million in connection with the $22.0 million note payable and the $156.0 million financing and the reclassification of certain acquisition fees of approximately $5.4 million that were previously capitalized in other assets.

(c)	Represents the reduction in cash in connection with the acquisition of the Parks, net of $15.0 million security deposits received from the tenant leasing these properties and loan proceeds.

(d)	Prior to March 31, 2007, the Company paid a cash deposit on the acquisition of the Parks which was credited towards the purchase price at closing.

(e)	Represents total debt financing including a note payable made to the seller upon closing and a mortgage loan the Company subsequently expects to obtain, with the following terms:

Description	Principal Amount (in millions)	Interest Rate	Terms
Promissory note to seller	$22.0	8.75%	Term of 10 years
Third-party financing	156.0	6.58%	Term of 10 years

Total	$178.0

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively.

(2)	Represents the estimated pro forma rental income for the pro forma periods presented based on contractual lease terms.

(3)	Two of the Parks are subject to long-term ground leases. The pro forma adjustment represents the estimated pro forma rental revenue and expenses for ground leases to be paid by the third-party tenant under the triple-net leases.

(4)	FF&E reserve income represents amounts set aside by the tenant and paid to the Company for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. The amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma period presented.

(5)	Represents asset management fees associated with owning interests in or making loans in connection with real estate. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% per year of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for the Parks as if the acquisition had occurred at the beginning of the pro forma periods presented.

(6)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets as follows (in thousands):

Assets	Purchase Price	Estimated Useful Life	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Land	$102,938	n/a	$—	$—
Land improvements	53,130	15 years	886	3,542
Leasehold interests	6,641	57 years	29	117
Buildings	59,771	39 years	383	1,533
FF&E	36,527	5 years	1,826	7,305
Ride equipment	66,412	25 years	664	2,656
Intangible - in place leases	6,641	22 years	76	302

Total	$332,060		$3,864	$15,455

The above purchase price allocation is preliminary. The final allocation of purchase price may include other identifiable assets which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(7)	The pro forma adjustments include interest expense associated with the $156.0 million loan with an annual interest rate of 6.58% to be obtained from a third-party lender, and interest expense associated with the $22.0 million note payable with an annual interest rate of 8.75%. The pro forma adjustment also includes the amortization of debt acquisition fees associated with the loans.

(8)	The weighted average shares of common stock were adjusted to approximate the weighted average number of shares that would have been outstanding had the transaction described in Note (b) above occurred on January 1, 2006.